Company contact:	John B. Kelso, Director of Investor Relations
303.837.1661 or john.kelso@whiting.com

Whiting Petroleum Corporation Announces
Third Quarter 2014 Financial and Operating Results

Record Production Reaches 116,675 BOE/d in Q3 2014,
Up 6% Over Q2 2014

 Record Bakken/Three Forks Production of 87,480 BOE/d in Q3 2014,
Up 33% Over Q3 2013 and 9% Sequentially

Strong Results from Initial Niobrara “C” Zone and Codell/Fort Hays Wells

Slickwater Fracs Generate Strong Initial Results Across Williston Basin

Three Tarpon Wells Flow at an Average Rate of 6,960 BOE/d per Well

Q3 2014 Net Income Available to Common Shareholders of $158.0 Million
or $1.32 per Diluted Share and Adjusted Net Income of $148.7 Million or
$1.24 per Diluted Share

Q3 2014 Discretionary Cash Flow Totals $538.2 Million

DENVER – October 29, 2014 – Whiting Petroleum Corporation’s (NYSE: WLL) production in the third quarter of 2014 totaled a record 10.7 million barrels of oil equivalent (MMBOE), of which 88% was crude oil and natural gas liquids (NGLs).  The production total equates to an average production rate of 116,675 barrels of oil equivalent per day (BOE/d), representing a sequential increase of 6% over the second quarter 2014 average of 109,760 BOE/d.  With our record production, we generated discretionary cash flow of $538.2 million for the quarter.

James J. Volker, Whiting’s Chairman, President and CEO, commented, “Whiting continues to lead the way in implementing new technologies to enhance productivity and recovery rates in the Williston Basin.  We are systematically honing the best completion designs in our different areas of operations.  At our Sanish field, the Brehm 13-7H was completed in the Middle Bakken formation using a slickwater frac design flowing 3,770 BOE/d.  Adjusted for lateral length, it is one of the most productive wells we have drilled in this prolific asset.  We also continue to enhance our plug-and-perf completion technology with multiple frac clusters.  At Hidden Bench, our four-well Sovig pad achieved an average initial production rate of 3,278 BOE/d per well.  All the new producers were completed with five perf clusters per stage versus our prior design of three perf clusters.”

Mr. Volker added, “At Redtail, we are seeing exciting results from our initial drilling in the Niobrara “C” zone and the Codell/Fort Hays formation.  The Razor 25B-2549 in our Redtail field achieved a recent ten-day average rate of 712 BOE/d in the Niobrara “C” zone.  The Razor 25B-2551 was completed in the Codell/Fort Hays formation and achieved a recent ten-day average rate of 570 BOE/d.  Our mapping of the Codell/Fort Hays formation indicates it is prospective over approximately half of our Redtail acreage.  We believe these favorable results will add significantly to our inventory of wells at our Redtail field.”

Mr. Volker continued, “Despite the recent pullback in oil prices, we remain confident in our outlook for continued strong growth in our production and reserves.  We believe our efficient operations and leadership in the implementation of new completion technologies enhances the capital productivity of our asset base helping to offset the impact of lower prices.  Also, Whiting has been proactive in rationalizing its portfolio to build a strong balance sheet and liquidity position. In conjunction with the pending Kodiak acquisition, we have arranged $3.5 billion of bank commitments under our credit facility.  In addition, Whiting continues to review its asset base for further liquidity enhancements.  In the last 15 months, Whiting has generated $1.1 billion of liquidity through asset sales.”

Operating and Financial Results
The following table summarizes the third quarter operating and financial results for 2014 and 2013:

	Three Months Ended September 30,
	2014	2013	Change
Production (MBOE/d)(1)	116.67	92.75	+26%
Discretionary Cash Flow-MM(2)	$538.2	$450.5	+19%
Realized Price ($/BOE)	$74.88	$81.21	( 8%)
Total Revenues-MM(3)	$813.1	$831.0	( 2%)
Net Income Available to Common Shareholders-MM(4)	$158.0	$204.1	( 23%)
Per Basic Share	$1.33	$1.72	( 23%)
Per Diluted Share	$1.32	$1.71	( 23%)
Adjusted Net Income Available to Common Shareholders-MM(5)	$148.7	$153.2	( 3%)
Per Basic Share	$1.25	$1.29	( 3%)
Per Diluted Share	$1.24	$1.28	( 3%)

(1)	The production attributable to the Postle field, which was sold on July 15, 2013, was 113.1 MBOE for the three months ended September 30, 2013 (7.5 MBOE/d over 15 days).
(2)	A reconciliation of discretionary cash flow to net cash provided by operating activities is included later in this news release.
(3)	For the three months ended September 30, 2013, total revenues include a gain on sale of $116.3 million as compared to a loss of $0.1 million for the three months ended September 30, 2014.
(4)
For the three months ended September 30, 2014, net income available to common shareholders included $25.1 million of pre-tax, non-cash derivative gains or $0.13 per basic and diluted share after tax. For the three months ended September 30, 2013, net income available to common shareholders included $11.4 million of pre-tax, non-cash derivative losses or $0.06 per basic and diluted share after tax.

(5)	A reconciliation of adjusted net income available to common shareholders to net income available to common shareholders is included later in this news release.

The following table summarizes the first nine months operating and financial results for 2014 and 2013:

	Nine Months Ended September 30,
	2014	2013	Change
Production (MBOE/d)(1)	108.89	91.77	+19%
Discretionary Cash Flow-MM(2)	$1,576.4	$1,292.5	+22%
Realized Price ($/BOE)	$78.88	$77.34	+2%
Total Revenues-MM(3)	$2,389.0	$2,107.9	+13%
Net Income Available to Common Shareholders-MM(4)	$418.5	$424.8	( 1%)
Per Basic Share	$3.52	$3.60	( 2%)
Per Diluted Share	$3.48	$3.56	( 2%)
Adjusted Net Income Available to Common Shareholders-MM(5)	$442.7	$386.2	+15%
Per Basic Share	$3.72	$3.27	+14%
Per Diluted Share	$3.69	$3.24	+14%

(1)	The production attributable to the Postle field, which was sold on July 15, 2013, was 1,492.3 MBOE for the nine months ended September 30, 2013 (7.6 MBOE/d over 196 days).
(2)	A reconciliation of discretionary cash flow to net cash provided by operating activities is included later in this news release.
(3)	For the nine months ended September 30, 2013, total revenues include a gain on sale of $119.7 million as compared to a gain of $12.3 million for the nine months ended September 30, 2014.
(4)
For the nine months ended September 30, 2014, net income available to common shareholders included $19.7 million of pre-tax, non-cash derivative losses or $0.10 per basic and diluted share after tax. For the nine months ended September 30, 2013, there was no significant impact to net income available to common shareholders related to non-cash derivative gains or losses.

(5)	A reconciliation of adjusted net income available to common shareholders to net income available to common shareholders is included later in this news release.

Operational Highlights

Core Development Areas

Williston Basin Development

We hold a total of 1,041,167 gross (663,237 net) acres in the Williston Basin in North Dakota and Montana.  In the third quarter of 2014, production from the Bakken/Three Forks averaged a record 87,480 BOE/d, an increase of 33% over the 66,015 BOE/d in the third quarter of 2013 and a 9% increase sequentially.  The Bakken/Three Forks represented 75% of Whiting’s total third quarter production.

Slickwater Frac Design Shows Strong Initial Results Across the Basin.  At our Sanish field in Mountrail County, North Dakota, the Brehm 13-7H was completed in the Middle Bakken formation using a slickwater frac design and a cemented liner on August 31, 2014 flowing 3,770 BOE/d.  The well’s 30-day average rate was 1,716 BOE/d.  The well is located on the western edge of our Sanish field and is our strongest well to date in the western half of the field and one of the strongest wells for the entire field when adjusted for lateral length. The well was completed in 33 stages over a 6,800-foot lateral.

At our Pronghorn field in Stark County, North Dakota, the Pronghorn Federal 44-11PH was completed with a slickwater frac and a cemented liner on July 9, 2014 flowing 2,987 BOE/d from the Pronghorn Sand formation.  The well produced at average rates of 1,501 BOE/d and 1,269 BOE/d during its first 30 and 60 days of production.  These rates were 108% and 134% greater than the 30- and 60-day rates for the offsetting well in the spacing unit, which was completed using an older completion design.

As reported in our second quarter release, our first slickwater frac job, the Sundheim 21-27-1H well at our Missouri Breaks field in McKenzie County, North Dakota, was completed on August 24, 2013. During its first 200 days, it achieved cumulative production over 71,000 BOE.  This was 64% greater than the offsetting well, which was completed using an older completion design.  The productivity gap between the two wells has continued to widen over time. We believe this new slickwater completion method has led to both lower decline rates and higher cumulative production.

Additional Frac Points Lead to High Rates at Hidden Bench and Missouri Breaks.  We continue to enhance our cemented liner and plug-and-perf completion method.  In recent wells, we have tested five perforation clusters per stage and achieved strong results.  At our Hidden Bench field, we recently completed a four-well pad at our Sovig unit.  The average initial production rate for the pad was 3,278 BOE/d per well with a range from 3,036 to 3,572 BOE/d per well.  The four wells were completed on September 22 and September 23, 2014 with 30 stages and five perforation clusters per stage.

At our Missouri Breaks field, we completed the Iverson 34-32-4H in the Middle Bakken formation flowing 1,228 BOE/d on July 25, 2014.  The well is located in the western portion of the field and is one of our strongest producers in that area to date.  The well design incorporated five perforation clusters per stage over 30 stages.

Hybrid Design Generates Strong Results at Cassandra Field.  We recently implemented a new completion method that incorporates a hybrid fluid design on a three-well pad in our Cassandra field.  All three wells were completed using a hybrid frac, which involves tailing in cross-linked gel in a slickwater frac.  We completed the Solberg 11-2H flowing 1,843 BOE/d from the Middle Bakken formation.  The well was fraced in 44 stages with three perf clusters per stage.  The adjacent Solberg 21-2H was completed in the Middle Bakken flowing 1,793 BOE/d.  This well was completed in 48 stages with three perf clusters per stage.  Both wells were completed on September 27, 2014.

The third well, the Solberg 11-2TFH, was completed in the Three Forks formation on September 28, 2014 flowing 1,170 BOE/d.  This well was completed in 44 stages with three perf clusters per stage.  Based on the cost of these wells, we do not anticipate an increase in our typical well cost at Cassandra of approximately $8.0 million.

Another Strong Bakken Play at our Tarpon Field.  In our Tarpon field located in McKenzie County, North Dakota, we completed the Flatland Federal 11-4HR in the Middle Bakken formation flowing 7,120 BOE/d on October 10, 2014.  The well was completed in a total of 94 stages with a cemented liner and coiled tubing completion technology.

An offsetting well, the Flatland Federal 11-4TFH, was completed in the Upper Three Forks formation flowing 7,824 BOE/d on October 11, 2014.  This well was completed in 104 stages using coiled tubing and a cemented liner.

A third well, the Flatland Federal 11-4TFHU, was completed in the second bench of the Three Forks flowing 5,930 BOE/d on October 12, 2014.  This well was completed in 30 stages with plug-and-perf technology and five frac clusters per stage for a total of 150 frac points.

Denver Julesberg Basin Development

Redtail Niobrara Field. We hold a total of 181,026 gross (129,669 net) acres in our Redtail Niobrara field, located in the Denver Julesberg Basin in Weld County, Colorado.  Net production from our Redtail Niobrara field averaged 8,610 BOE/d in the third quarter of 2014, representing a sequential increase of 19% over the 7,235 BOE/d average in the second quarter of 2014.  It takes between 90 and 120 days from spud to first production for an eight-well pad.  As we recently brought additional pads on stream, current net production from the Redtail Niobrara field has exceeded 10,000 BOE/d.

We also recently completed successful well tests in the Niobrara “C” zone and the Codell/Fort Hays formation.  The Razor 25B-2549 well was completed in the Niobrara “C” zone and achieved a recent ten-day average rate of 712 BOE/d.  The well, which was drilled on a 640-acre spacing unit, was completed with 40 stages and 5.3 million pounds of sand using a cemented liner and plug-and-perf completion method.

The Razor 25B-2551 well was completed in the Codell/Fort Hays formation and achieved a recent ten-day average rate of 570 BOE/d.  It was drilled as an offset to the Razor 25B-2549 well.  The well, which was drilled on a 640-acre spacing unit, was completed with 40 stages and 4.6 million pounds of sand using a cemented liner and plug-and-perf completion method.

We currently have four rigs drilling at Redtail.  A fifth, which is pad-capable, is scheduled to arrive in November 2014.  We plan to add a sixth rig in the first half of 2015, which will also be pad-capable.

Operated Drilling Rig Count
As of October 15, 2014, 19 operated drilling rigs were active on our properties.  The breakdown of our operated rigs was as follows:

Area	Drilling Rigs
Northern Rockies	13
Central Rockies	5
North Ward Estes	1
Total	19

Other Financial and Operating Results
The following table summarizes the Company’s net production and commodity price realizations for the quarters ended September 30, 2014 and 2013.

	Three Months Ended
	September 30,
Production	2014		2013		Change
Oil (MMBbl)	8.54		6.74		27%
NGLs (MMBbl)	0.91		0.67		37%
Natural gas (Bcf)	7.72		6.79		14%
Total equivalent (MMBOE)	10.73		8.53		26%
Average sales price
Oil (per Bbl):
Price received	$86.78		$97.69		(11%)
Effect of crude oil hedging	(0.16	)(1)	(2.01	)(1)
Realized price	$86.62		$95.68		(9%)
NYMEX	$97.21		$105.82		(8%)
NGLs (per Bbl):
Realized price	$36.01		$35.78		1%
Natural gas (per Mcf):
Realized price	$4.08		$3.64		12%
NYMEX	$4.07		$3.58		14%

(1)
Whiting paid $1.3 million and $13.6 million in pre-tax cash settlements on its crude oil hedges during the third quarter of 2014 and 2013, respectively.  A summary of Whiting’s outstanding hedges is included later in this news release.

Third Quarter and First Nine Months 2014 Costs and Margins
A summary of production, cash revenues and cash costs on a per BOE basis is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(per BOE, except production)
Production (MMBOE)	10.73	8.53	29.73	25.05

Sales price, net of hedging	$74.88	$81.21	$78.88	$77.34
Lease operating expense	11.56	12.79	12.02	12.54
Production tax	6.44	7.17	6.66	6.64
General & administrative	3.45	5.90	3.53	4.33
Exploration	1.12	3.33	1.67	2.86
Cash interest expense	3.51	2.59	3.75	2.47
Cash income tax expense (benefit)	(0.06)	0.85	0.26	0.20
	$48.86	$48.58	$50.99	$48.30

Third Quarter and First Nine Months 2014 Drilling and Expenditures Summary
The table below summarizes Whiting’s operated and non-operated drilling activity and capital expenditures for the three and nine months ended September 30, 2014.

Gross/Net Wells Completed
			Total New	% Success	CAPEX
	Producing	Non-Producing	Drilling	Rate	(in MM)
Q3 14	153 / 59.6	0 / 0	153 / 59.6	100% / 100%	$ 778.4 (1)
9M 14	438 / 186.1	2 / 1.2	440 / 187.3	100% / 99%	$ 2,230.3 (2)

(1)	Includes $3.8 million for land and $70.4 million for facilities.
(2)	Includes $43.9 million for land and $155.0 million for facilities.

Outlook for Fourth Quarter and Full-Year 2014
The following table provides guidance for the fourth quarter and full-year 2014 based on current forecasts, including Whiting’s full-year 2014 capital budget of $2.8 billion.  This guidance does not reflect the Kodiak Oil & Gas acquisition, which is expected to close in December 2014.

	Guidance
	Fourth Quarter			Full-Year
	2014			2014
Production (MMBOE)	11.10	-	11.50	40.70	-	41.30
Lease operating expense per BOE	$11.25	-	$11.75	$11.70	-	$12.00
General and admin. expense per BOE	$3.30	-	$3.70	$3.40	-	$3.60
Interest expense per BOE	$3.50	-	$3.80	$3.85	-	$4.05
Depr., depletion and amort. per BOE	$26.25	-	$27.00	$26.20	-	$26.80
Prod. taxes (% of sales revenue)	8.50%	-	8.70%	8.35%	-	8.55%
Oil price differentials to NYMEX per Bbl(1)	($9.00)	-	($11.00)	($9.00)	-	($11.00)
Gas price premium to NYMEX per Mcf(2)	$0.00	-	$0.20	$0.50	-	$1.00

(1)	Does not include the effect of NGLs.
(2)	Includes the effect of Whiting’s fixed-price gas contracts. Please refer to fixed-price gas contracts later in this news release.

Commodity Derivative Contracts
The following summarizes Whiting’s crude oil hedges as of October 1, 2014:

			Weighted Average	As a Percentage of
Derivative	Hedge	Contracted Crude	NYMEX Price	September 2014
Instrument	Period	(Bbls per Month)	(per Bbl)	Oil Production
Three-way collars(1)	2014
	Q4	1,480,000	$71.82 - $85.68 - $103.85	52.3%
	2015
	Q1	100,000	$70.00 - $85.00 - $107.90	3.5%
	Q2	100,000	$70.00 - $85.00 - $107.90	3.5%
	Q3	100,000	$70.00 - $85.00 - $107.90	3.5%
	Q4	100,000	$70.00 - $85.00 - $107.90	3.5%
Collars	2014
	Q4	3,970	$ 80.00 - $122.50	<1%

(1)
A three-way collar is a combination of options: a sold call, a purchased put and a sold put.  The sold call establishes a maximum price (ceiling) we will receive for the volumes under contract. The purchased put establishes a minimum price (floor), unless the market price falls below the sold put (sub-floor), at which point the minimum price would be NYMEX plus the difference between the purchased put and the sold put strike price.

The following summarizes Whiting’s fixed-price natural gas contracts as of October 1, 2014:

		Weighted Average	As a Percentage of
Hedge	Contracted Volume	Contracted Price	September 2014
Period	(MMBtu per Day)	(per MMBtu)	Gas Production
2014
Q4	11,000	$5.49	13.0%

Whiting also has the following fixed-differential crude oil sales contracts in place as of October 1, 2014:

		Differential
	Contracted Volume	from NYMEX
Period	(Bbls per Day)	(per Bbl)
2015	25,000	$4.75
2016	30,000	$4.75
2017	35,000	$4.75
2018	40,000	$4.75
2019	45,000	$4.75

		Differential
	Contracted Volume	from NYMEX(1)
Period	(Bbls per Day)	(per Bbl)
07/2015 to 12/2015	20,000	$ 5.00 - $6.00
01/2016 to 12/2016	20,000	$ 5.00 - $6.00
01/2017 to 12/2017	20,000	$ 5.00 - $6.00
01/2018 to 12/2018	20,000	$ 5.00 - $6.00
01/2019 to 12/2019	20,000	$ 5.00 - $6.00
01/2020 to 06/2020	20,000	$ 5.00 - $6.00

(1)
The future production volumes in the table above will be sold at a price equal to NYMEX less certain fixed differentials depending on the delivery methods specified in the contract.  Based on prevailing storage and transportation costs, we estimate a fixed differential of $5.00 to $6.00 per barrel below NYMEX.

Selected Operating and Financial Statistics

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013		2014	2013
Selected operating statistics:
Production
Oil, MBbl	8,537	6,736		23,787	19,686
NGLs, MBbl	911	666		2,346	2,070
Natural gas, MMcf	7,717	6,789		21,570	19,777
Oil equivalents, MBOE	10,734	8,533		29,728	25,053
Average prices
Oil per Bbl (excludes hedging)	$86.78	$97.69		$89.51	$91.74
NGLs per Bbl	$36.01	$35.78		$41.80	$38.78
Natural gas per Mcf	$4.08	$3.64		$5.78	$3.90
Per BOE data
Sales price (including hedging)	$74.88	$81.21		$78.88	$77.34
Lease operating	$11.56	$12.79		$12.02	$12.54
Production taxes	$6.44	$7.17		$6.66	$6.64
Depreciation, depletion and amortization	$26.61	$25.73		$26.56	$25.71
General and administrative	$3.45	$5.90	(1)	$3.53	$4.33	(1)
Selected financial data: (In thousands, except per share data)
Total revenues and other income	$813,131	$830,985		$2,389,002	$2,107,925
Total costs and expenses	$561,683	$525,698		$1,700,799	$1,456,903
Net income available to common shareholders	$157,975	$204,101		$418,488	$424,782
Earnings per common share, basic	$1.33	$1.72		$3.52	$3.60
Earnings per common share, diluted	$1.32	$1.71		$3.48	$3.56
Average shares outstanding, basic	119,024	118,654		118,972	118,127
Average shares outstanding, diluted	120,066	119,507		120,109	119,511
Net cash provided by operating activities	$457,640	$513,896		$1,349,306	$1,254,127
Net cash used in investing activities	$(757,727)	$(138,674)		$(2,079,849)	$(1,341,755)
Net cash provided by financing activities	$101,057	$627,045		$59,136	$1,068,407

(1)
For the three and nine months ended September 30, 2013, the cost includes the effect of a charge under our Production Participation Plan (the “Plan”) related to the sale of the Postle Properties of $2.54 per BOE and $0.87 per BOE, respectively.  The Plan was terminated in June 2014 with an effective date of December 31, 2013.

Selected Financial Data

For further information and discussion on the selected financial data below, please refer to Whiting Petroleum Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, to be filed with the Securities and Exchange Commission.

WHITING PETROLEUM CORPORATION
CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	September 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$28,053	$699,460
Accounts receivable trade, net	453,535	341,177
Prepaid expenses and other	30,410	28,981
Total current assets	511,998	1,069,618
Property and equipment:
Oil and gas properties, successful efforts method	12,164,446	10,065,150
Other property and equipment	257,296	206,385
Total property and equipment	12,421,742	10,271,535
Less accumulated depreciation, depletion and amortization	(3,431,815)	(2,676,490)
Total property and equipment, net	8,989,927	7,595,045
Debt issuance costs	45,987	48,530
Other long-term assets	69,498	120,277
TOTAL ASSETS	$9,617,410	$8,833,470

WHITING PETROLEUM CORPORATION
CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except share and per share data)

	September 30,	December 31,
	2014	2013
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable trade	$77,218	$107,692
Accrued capital expenditures	226,337	158,739
Revenues and royalties payable	204,644	198,558
Production Participation Plan liability	113,391	73,263
Accrued liabilities and other	109,172	144,328
Taxes payable	71,486	50,052
Accrued interest	18,708	44,405
Deferred income taxes	11,105	648
Total current liabilities	832,061	777,685
Long-term debt	2,753,347	2,653,834
Deferred income taxes	1,529,814	1,278,030
Production Participation Plan liability	-	87,503
Asset retirement obligations	170,961	116,442
Deferred gain on sale	64,670	79,065
Other long-term liabilities	4,326	4,212
Total liabilities	5,355,179	4,996,771
Commitments and contingencies
Equity:
Common stock, $0.001 par value, 300,000,000 shares authorized; 120,518,899 issued and 119,060,513 outstanding as of September 30, 2014 and 120,101,555 issued and 118,657,245 outstanding as of December 31, 2013	121	120
Additional paid-in capital	1,590,635	1,583,542
Retained earnings	2,663,393	2,244,905
Total Whiting shareholders' equity	4,254,149	3,828,567
Noncontrolling interest	8,082	8,132
Total equity	4,262,231	3,836,699
TOTAL LIABILITIES AND EQUITY	$9,617,410	$8,833,470

WHITING PETROLEUM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
REVENUES AND OTHER INCOME:
Oil, NGL and natural gas sales	$805,054	$706,543	$2,352,064	$1,963,525
Loss on hedging activities	-	(665)	-	(1,313)
Amortization of deferred gain on sale	7,689	7,750	22,906	23,680
Gain (loss) on sale of properties	(50)	116,274	12,305	119,706
Interest income and other	438	1,083	1,727	2,327
Total revenues and other income	813,131	830,985	2,389,002	2,107,925
COSTS AND EXPENSES:
Lease operating	124,075	109,106	357,222	314,064
Production taxes	69,106	61,143	197,993	166,228
Depreciation, depletion and amortization	285,658	219,530	789,432	644,135
Exploration and impairment	29,925	47,092	103,544	127,765
General and administrative	37,070	50,368	104,959	108,466
Interest expense	39,632	24,988	120,821	69,579
Change in Production Participation Plan liability	-	(10,798)	-	1,332
Commodity derivative (gain) loss, net	(23,783)	24,269	26,828	25,334
Total costs and expenses	561,683	525,698	1,700,799	1,456,903
INCOME BEFORE INCOME TAXES	251,448	305,287	688,203	651,022
INCOME TAX EXPENSE (BENEFIT):
Current	(660)	7,220	7,695	5,131
Deferred	94,147	93,976	262,070	220,612
Income tax expense	93,487	101,196	269,765	225,743
NET INCOME	157,961	204,091	418,438	425,279
Net loss attributable to noncontrolling interests	14	10	50	41
NET INCOME AVAILABLE TO SHAREHOLDERS	157,975	204,101	418,488	425,320
Preferred stock dividends	-	-	-	(538)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$157,975	$204,101	$418,488	$424,782
EARNINGS PER COMMON SHARE:
Basic	$1.33	$1.72	$3.52	$3.60
Diluted	$1.32	$1.71	$3.48	$3.56
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	119,024	118,654	118,972	118,127
Diluted	120,066	119,507	120,109	119,511

WHITING PETROLEUM CORPORATION
Reconciliation of Net Income Available to Common Shareholders to
Adjusted Net Income Available to Common Shareholders
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income available to common shareholders	$157,975	$204,101	$418,488	$424,782
Adjustments net of tax:
Amortization of deferred gain on sale	(4,848)	(4,882)	(14,443)	(14,918)
(Gain) loss on sale of properties	32	(73,252)	(7,758)	(75,415)
Impairment expense	11,311	11,760	34,030	35,362
Charge under Production Participation Plan related to sale of Postle Properties	-	15,078	-	15,078
Change in Production Participation Plan liability	-	(6,803)	-	839
Total measure of derivative (gain) loss reported under U.S. GAAP	(14,995)	15,709	16,915	16,788
Total net cash settlements paid on commodity derivatives during the period	(820)	(8,556)	(4,519)	(16,321)
Adjusted net income(1)	$148,655	$153,155	$442,713	$386,195
Adjusted net income available to common shareholders per share, basic	$1.25	$1.29	$3.72	$3.27
Adjusted net income available to common shareholders per share, diluted	$1.24	$1.28	$3.69	$3.24

(1)
Adjusted Net Income Available to Common Shareholders is a non-GAAP financial measure.  Management believes it provides useful information to investors for analysis of Whiting’s fundamental business on a recurring basis.  In addition, management believes that Adjusted Net Income Available to Common Shareholders is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.  Adjusted Net Income Available for Common Shareholders should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

WHITING PETROLEUM CORPORATION
Reconciliation of Net Cash Provided by Operating Activities to Discretionary Cash Flow
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net cash provided by operating activities	$457,640	$513,896	$1,349,306	$1,254,127
Exploration	11,984	28,426	49,572	71,635
Exploratory dry hole costs	(350)	(9,522)	(3,972)	(21,150)
Changes in working capital	68,959	(82,282)	181,475	(11,614)
Preferred dividends paid	-	-	-	(538)
Discretionary cash flow(1)	$538,233	$450,518	$1,576,381	$1,292,460

(1)
Discretionary cash flow is a non-GAAP measure.  Discretionary cash flow is presented because management believes it provides useful information to investors for analysis of the Company’s ability to internally fund acquisitions, exploration and development.  Discretionary cash flow should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Conference Call
The Company’s management will host a conference call with investors, analysts and other interested parties on Thursday, October 30, 2014 at 11:00 a.m. EDT (10:00 a.m. CDT, 9:00 a.m. MDT) to discuss Whiting’s third quarter 2014 financial and operating results.  Please call (800) 798-2864 (U.S./Canada) or (617) 614-6206 (International) to be connected to the call and enter the pass code 90317009.  Access to a live internet broadcast will be available at http://www.whiting.com by clicking on the button labeled “Kodiak Acquisition” on the home page.  Slides for the conference call will be available at the same location beginning at 11:00 a.m. (EDT) on October 30, 2014.

A replay will be available beginning approximately two hours after the call on Thursday, October 30, 2014 and continuing through Thursday, November 6, 2014.  You may access this replay at (888) 286-8010 (U.S./Canada) or (617) 801-6888 (International) and entering the pass code 79933969.

About Whiting Petroleum Corporation
Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company that explores for, develops, acquires and produces crude oil, natural gas and natural gas liquids primarily in the Rocky Mountain and Permian Basin regions of the United States.  The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota, the Niobrara play in northeast Colorado and its Enhanced Oil Recovery field in Texas.  The Company trades publicly under the symbol WLL on the New York Stock Exchange.  For further information, please visit http://www.whiting.com.

Forward-Looking Statements
This news release contains statements that we believe to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: the ability to obtain shareholder and court approvals of our proposed acquisition (the “Acquisition”) of Kodiak Oil & Gas Corp. (“Kodiak”); the ability to complete the proposed Acquisition on anticipated terms and timetable; our and Kodiak’s ability to integrate successfully after the Acquisition and achieve anticipated benefits from the Acquisition; the possibility that various closing conditions for the Acquisition may not be satisfied or waived; risks relating to any unforeseen liabilities of ours or Kodiak; declines in oil, NGL or natural gas prices; our level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of our exploration and development expenditures; our ability to obtain sufficient quantities of CO2 necessary to carry out our enhanced oil recovery projects; inaccuracies of our reserve estimates or our assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to our level of indebtedness and periodic redeterminations of the borrowing base under our amended credit agreement; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our and Kodiak’s capital expenditures budget; our ability to obtain external capital to finance exploration and development operations and acquisitions; federal and state initiatives relating to the regulation of hydraulic fracturing; the potential impact of federal debt reduction initiatives and tax reform legislation being considered by the U.S. Federal Government that could have a negative effect on the oil and gas industry; our ability to identify and complete acquisitions and to successfully integrate acquired businesses; unforeseen underperformance of or liabilities associated with acquired properties; our ability to successfully complete potential asset dispositions and the risks related thereto; the impacts of hedging on our results of operations; failure of our properties to yield oil or gas in commercially viable quantities; availability of, and risks associated with, transport of oil and gas; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; uninsured or underinsured losses resulting from our oil and gas operations; our inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing our oil and gas operations; our ability to replace our oil and natural gas reserves; any loss of our senior management or technical personnel; competition in the oil and gas industry; and other risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2013 and in our quarterly report on Form 10-Q for the period ended June 30, 2014. We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.

Important Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy.  The proposed Acquisition anticipates that the Whiting shares to be issued pursuant to the Acquisition will be exempt from registration under the United States Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 3(a)(10) of the Securities Act.  Consequently, the Whiting shares will not be registered under the Securities Act or any state securities laws. In connection with the proposed Acquisition, on October 29, 2014, Whiting and Kodiak each filed with the SEC a definitive joint proxy statement/circular and commenced mailing such document to shareholders of Whiting and Kodiak on or about October 29, 2014. INVESTORS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT AND CIRCULAR AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WHITING, KODIAK AND THE PROPOSED ACQUISITION.  The joint proxy statement and circular and certain other relevant materials (when they become available) and other documents filed by Whiting or Kodiak with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain copies of these documents (when they become available) free of charge by written request to Whiting Investor Relations, 1700 Broadway, Suite 2300, Denver, CO 80290-2300 or calling (303) 390-4051 or by written request to Kodiak Investor Relations, 1625 Broadway, Suite 250, Denver, CO 80202 or calling (303) 592-8030.

Participants in the Solicitation
Whiting, Kodiak and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the proposed Acquisition. Information about the executive officers and directors of Whiting and the number of shares of Whiting’s common stock beneficially owned by such persons is set forth in the proxy statement for Whiting’s 2014 Annual Meeting of Stockholders which was filed with the SEC on March 23, 2014, and Whiting’s Annual Report on Form 10-K for the period ended December 31, 2013. Information about the executive officers and directors of Kodiak and the number of Kodiak’s ordinary shares beneficially owned by such persons is set forth in the proxy statement for Kodiak’s 2014 Annual Meeting of Shareholders which was filed with the SEC on May 9, 2014, and Kodiak’s Annual Report on Form 10-K for the period ended December 31, 2013. Investors may obtain additional information regarding the direct and indirect interests of Whiting, Kodiak and their respective executive officers and directors in the Acquisition by reading the joint proxy statement and circular regarding the Acquisition when it becomes available.

Contact:
Whiting
Eric Hagen
(303) 390-4051
eric.hagen@whiting.com